EXHIBIT 23.1


                            KYLE L. TINGLE, CPA , LLC








To Whom It May Concern:                                          January 5, 2006



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of January 3, 2006, accompanying the audited financial statements of Flickering Star Financial, Inc., as at December 31, 2004 and December 31, 2005, in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE
    ________________________
    Kyle L. Tingle, CPA, LLC

















        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com